September 10, 2008

GRUBER & COMPANY LLC
121 CIVIC CENTER DRIVE
LAKE ST LOUIS MO 63367

Board of Directors
EcoFarms International, Inc.
274 Redwood Shores Parkway Suite 242
Redwood City, CA 94065
877-640-4818

To Whom It May Concern:

Gruber & Company, LLC hereby consents to the use in the Form S-1, Registration Statement under the Securities Act of 1933, filed by EcoFarms International, Inc. of our report dated June 21, 2008, relating to the financial statements of EcoFarms International, Inc., a Wyoming Corporation, as of and for the period ending June 30, 2008, and the reference to us under the caption “Experts”.

Sincerely,

/s/ Gruber & Company, LLC

Gruber & Company, LLC